                                                                   EXHIBIT 10.74


                 MUTUAL GENERAL RELEASE AND SEVERANCE AGREEMENT

            This Mutual General Release and Severance Agreement (the "Agreement") is entered into by and between CytRx Corporation, a Delaware Corporation (the "Company") and C. Kirk Peacock ("Peacock") as of the date on which Peacock executes and dates this Agreement. The Company and Peacock are referred to collectively as the "Parties."

                                    RECITALS

            A. Whereas, Peacock has been employed by the Company, as its Chief Financial Officer, since August 16, 2003 pursuant to an employment agreement dated August 1, 2003 (the "Employment Agreement"); and

            B. Whereas, Peacock has alleged that he has suffered a constructive discharge in violation of his Employment Agreement and other rights; and

            C. Whereas, the Company denies that it constructively discharged Peacock or otherwise violated his rights; and

            D. Whereas, the Parties wish to avoid the time, expense, inconvenience, publicity, risks, and costs involved in litigation of Peacock's threatened claims, and on the terms set forth below, the Parties desire to extinguish the Employment Agreement and compromise and settle all disputes between them, including, but not limited to, all claims arising out of or relating to Peacock's employment with the Company or the termination of that employment.

            NOW, therefore, in consideration of the foregoing stipulated facts, and the mutual promises, agreements and understandings contained herein, the Parties hereby agree as follows:

            1.    Settlement Consideration

            Subject to the terms and conditions set forth below, the Company shall provide the following payments and compensation:

                  a. The Company will pay Peacock One hundred twenty-three thousand seven hundred fifty dollars ($123,750) (equal to nine (9) months salary), with the Company to withhold appropriate taxes, by cashier's check delivered to Peacock concurrent with his delivery of this executed Agreement.

                  b. The Company will pay Peacock his full annual bonus of twenty-four thousand seven hundred fifty dollars ($24,750) with the Company to withhold appropriate taxes, by cashier's check delivered concurrent with his delivery of this executed Agreement.

                  c. Within two (2) business days from the date Peacock delivers this executed Agreement, the Company will deposit into escrow, for Peacock's benefit, with an escrow holder reasonably acceptable to the Parties, the gross sum of one hundred twenty-three thousand seven hundred fifty dollars ($123,750) (equal to an additional nine (9) months of salary). Beginning with the first day of the 11th month after the Severance Date, and also


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beginning with the first day of each subsequent month through the 19th month after the Severance Date, with each such month calculated as 30-day periods following the Severance Date, Peacock may draw from the escrow account up to thirteen thousand seven hundred fifty dollars ($13,750), depending upon his earnings for the previous month. To effect a withdrawal, Peacock shall present to the escrow officer an affidavit regarding his employment and consulting income, if any, from the month preceding the date on which he draws from the escrow account. At such time as the affidavit is presented to the escrow officer, the escrow officer shall pay Peacock thirteen thousand seven hundred fifty dollars ($13,750) minus income Peacock earned from employment and consulting during the previous month. After the 18th month after the Severance Date (as defined in this Agreement in Paragraph 7), and once Peacock has been paid any amount to which he is entitled under this Agreement, any amount remaining in escrow shall be returned to the Company. The Company agrees to pay all fees and costs of the escrow and to cause to be created an escrow account consistent with this Agreement and take all other steps to effect the intent of this paragraph.

                  d. The Company will pay for up to eighteen (18) months of COBRA insurance coverage for Peacock, commencing on the Severance Date and ending at the conclusion of eighteen (18) months following the Severance Date. The Company's obligation to provide such coverage will cease on the date Peacock obtains comparable coverage from another full-time employer. Peacock shall provide the Company with notice that he has obtained comparable coverage promptly, but not later than three business days after he obtains such coverage. If Peacock is self-employed during the time the Company is required to provide COBRA insurance coverage, the Company shall continue to provide COBRA insurance coverage until eighteen (18) months from the Severance Date. In the event the Company's COBRA policy is cancelled for any reason whatsoever during the period in which Peacock is to receive such COBRA coverage, the Company will obtain and pay for comparable insurance coverage from an alternative reputable insurance provider (such as Aetna, Blue Cross or Travelers, by way of examples).

                  e. Effective immediately, the Company shall vest options to purchase 105,000 shares of the Company's common stock, which the Company granted Peacock in connection with the commencement of his employment with the Company. Peacock will have 10 years from the date such options were granted within which to exercise such options, on either a cash or cashless basis.

                  f. The Company will pay Peacock's counsel, Alschuler Grossman Stein & Kahan LLP ("AGS&K"), the sum of seven thousand five hundred dollars ($7,500), which the Company shall pay by cashier's check exchanged concurrent with Peacock's delivery of this signed Agreement. The Company shall issue a Tax Form 1099 only to AGS&K for this amount.

                  g. On execution of this Agreement, the Company shall pay Peacock a cashier's check for the gross sum of five thousand six hundred thirty-two dollars ($5,632), less appropriate withholding taxes, which constitutes payment in full for unused vacation to which he is entitled.

            2.    General Release by Mr. Peacock

            Except for the obligations set forth in this Agreement and those claims expressly reserved hereby, Peacock on behalf of himself, his attorneys and agents, hereby releases, acquits and forever discharges the Company and all of its current or former shareholders, officers, directors, agents, attorneys, employees, representatives, predecessors-in-interest, successors and assigns, and all individuals or entities acting by, through, under or in concert with any of them (collectively, the "Released Company Parties"), from any and all charges, controversies, claims, wages, rights, agreements, actions, costs or expenses, causes of action, obligations, damages, losses, promises and liabilities of whatever kind or nature (such as claims for emotional distress, wages and attorneys' fees), in law or equity or otherwise, whether known or unknown, suspected or unsuspected, from the beginning of time to the date he signs this Agreement, provided, however, that nothing in this Agreement or provision shall be deemed a release of the following claims: (a) claims for defense and indemnification to which Peacock may be entitled pursuant to common or statutory law, including but not limited to Labor Code Section 2802 or Corporations Code Section 317, by virtue of his role as an employee or officer of the Company; (b) claims for outstanding, unpaid medical expenses submitted to the Company's medical insurance plan; (c) claims for amounts to be paid and stock options awarded pursuant to this Agreement; and (d) claims to enforce this Agreement.

            Peacock expressly agrees that, other than those claims expressly reserved herein, this Agreement and General Release extends to all claims of every nature and kind, known or unknown, suspected or unsuspected, vested or contingent, past, present or future, arising from or attributable to any alleged act or omission of the Released Parties or their respective agents or representatives, occurring prior to the execution of this Agreement, including, without limitation, claims arising from the employment by, or the termination of Peacock's employment with, any of the Released Parties.

            3.    General Release by the Company

            Except for the obligations set forth in this Agreement, the Company, on behalf of itself, its attorneys, its officers, directors and agents, acquits and forever discharges Peacock and his representatives, agents and assigns (collectively, the "Released Peacock Parties"), from any and all charges, controversies, claims, wages, rights, agreements, actions, costs or expenses, causes of action, obligations, damages, losses, promises and liabilities of whatever kind or nature (such as claims for attorneys' fees), in law or equity or otherwise, whether known or unknown, suspected or unsuspected, from the beginning of time to the date it signs this Agreement, provided, however, that nothing in this Agreement or provision shall be deemed a release of the following claims: (a) claims for defense and indemnification to which the Company may be entitled pursuant to common or statutory law by reason of its role as Peacock's employer; and (b) claims to enforce this Agreement.

            The Company, its attorneys, officers, directors, and agents expressly agree that this Agreement and General Release extends to all claims of every nature and kind, known or unknown, suspected or unsuspected, vested or contingent, past, present or future, arising from or attributable to any alleged act or omission of Peacock occurring prior to the execution of this

Agreement (except for representations and warranties and other obligations created by this Agreement), including, without limitation, claims arising from Peacock's employment.

            4.    Civil Code Section 1542 Waiver

            The Parties are aware of and have been advised by counsel of California Civil Code Section 1542, which provides as follows:

            "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HER SETTLEMENT WITH THE DEBTOR."

            With full awareness and understanding of this provision, as to the claims released by this Agreement, the Parties hereby waive all rights, that this provision or any comparable provision under any state or federal law may give to them. They intend the mutual general releases set forth in this Agreement to apply to claims which they do not presently know to exist at this time. They understand that the facts with respect to which this Agreement is given may hereafter prove to be different from the facts now known or believed by them (other than as to representations and warranties contained herein), and they hereby accept and assume the risk thereof and agree that this Agreement shall be and shall remain, in all respects, effective and not subject to termination or rescission by reason of any such difference in facts.

            5.    Representation and Warranty of No Fraud

            By signing this Agreement, in exchange for the Company's release of unknown claims by waiving Civil Code section 1542 in Paragraph 4 above, Peacock represents and warrants that during his employment with the Company, he did not engage in fraud or other intentionally unlawful conduct relating in any way to, or arising from or in connection with, his employment with the Company. The Company represents and warrants that it is not aware of any fraud or other intentionally unlawful conduct by Peacock with respect to performance of his duties for the Company.

            6. Supplemental Mutual General Releases With Civil Code Section 1542 Waivers

            As a material portion of the consideration for the Parties' releases herein, the Parties each agree that they will each execute supplemental mutual general releases and 1542 waivers in favor of each other, in the form of Exhibit A hereto, within one (1) business day after Peacock's Severance Date and, again, at the conclusion of the consulting period in Paragraph 9 below.

            7.    Resignation/Limited Duties/Indemnity

            Provided the Company has signed this Agreement and has delivered all settlement compensation provided for in Paragraph 1, above, in accordance with this Agreement, Peacock shall resign his employment with the Company effective June 15, 2004, or a sooner date mutually agreeable to the parties (the "Severance Date").

            Even after Peacock's employment has ended, the Company agrees that it will continue to defend and indemnify Peacock as set forth under the Company's Certificate or Articles of Incorporation and Bylaws in effect as of August 16, 2003, against any and all claims, cause of action, inquiries, audits, administrative or other proceedings, whether private, governmental or otherwise, relating to or arising from his employment with the Company, or his role as a corporate officer. The Company shall continue to insure Peacock as an additional insured under its current policy of directors and officers liability insurance, or under any replacements policies in effect, for events occurring while the Company employed Peacock.

            Until the Severance Date, Peacock shall continue to be the Company's CFO. However, Peacock shall not be required to execute any contracts on the Company's behalf.

            8.    Mutual Non-Disparagement/References

            Peacock agrees that he will not, either directly or indirectly, disparage or otherwise make negative remarks regarding the Company or its then-current officers or directors, or its products or its potential products. The Company agrees that it will not, either directly or indirectly, disparage or otherwise make negative remarks regarding or relating to Peacock. In the event that the Company's Human Resources Department receives inquiries about Peacock's employment, it will not make disparaging remarks but will confirm only the length of his employment, positions held and his annual salary as of the date of his departure from the Company. Additionally, the Company's Board of Directors and other officers will be instructed not to make disparaging remarks, directly or indirectly, about Peacock, and their failure to comply shall be deemed a breach of this Agreement by the Company. Employees shall be advised to refer all inquires about Peacock to the Human Resources Department. Peacock's failure to comply with the provisions of this Section shall be deemed a breach of this Agreement by Peacock.

            The Company will provide Peacock with letters of reference in a form acceptable to Peacock, which form is attached hereto as Exhibit B.

            Nothing in this Agreement shall prohibit the Parties from testifying truthfully under oath, from responding truthfully to discovery responses and subpoenas in any legal proceeding, from prosecuting legal action as a plaintiff or defendant, from responding truthfully to inquiries from any government or listing entity or agency, or from responding truthfully to inquiries from the Company or its directors, officers or authorized agents.

            9.    Limited Consulting Relationship

            Subject to his other personal and professional commitments, Peacock agrees to make himself reasonably available for ninety (90) days following the Severance Date, up to a maximum of 20 hours per week, at an hourly rate of $100, paid weekly, to assist the Company in transitioning Peacock's responsibilities to a new CFO. The Company also will reimburse Peacock for any travel and other expenses he incurs in connection with this consulting relationship. Amounts earned by Peacock in this consulting relationship shall not be deducted from any other amounts to which Peacock is entitled under this Agreement.

            10.   Confidentiality of Trade Secrets

            Except as required by law, for a period of five (5) years from the execution of this Agreement, Peacock shall hold and keep secret and confidential all "trade secrets" (within the meaning of applicable law) and other confidential or proprietary information of the Company (collectively, such trade secrets and other confidential or proprietary information of the Company shall be referred to herein as "Confidential Information") provided, however, that with respect to trade secrets, Peacock shall hold and keep secret and confidential such trade secrets for as long as they remain trade secrets under applicable law. Confidential Information does not include (a) information which is now or hereafter becomes publicly known or available through no act or failure on the part of Peacock, (b) information which is hereafter furnished to Peacock by a third party, the disclosure of which does not constitute a violation of an obligation by such third party to the Company and (c) information which is independently developed or known by Peacock, without use or reference to the Confidential Information.

            11.   Non-Solicitation

            For a period of one (1) year from the date of execution of this Agreement, Peacock agrees not to induce any current employee of the Company at the date of execution of this Agreement to terminate his or her employment with the Company or solicit to hire any such person. Peacock shall not be prohibited from soliciting to hire a former employee of the Company who has terminated his or her employment with the Company independent of inducement by Peacock to do so.

            12.   Arbitration

            The parties agree that if any controversy or claim shall arise out of this Agreement or the breach hereof (other than claims (a) for equitable relief, including specific performance, injunctive relief or temporary restraining orders or (b) enforcing this Paragraph 10 or an arbitration award granted in accordance herewith), and either party shall request that the matter be settled by arbitration, the matter shall be settled exclusively by final and binding arbitration before JAMS (or its successor pursuant to the United States Arbitration Act, 9 U.S.C. Section 1 et seq.) in accordance with the provisions of JAMS' Streamlined Arbitration Rules and Procedures in effect at such time, by a single arbitrator, if the parties shall agree upon one, or by one arbitrator-appointee designated by JAMS. All arbitration proceedings shall be held in the City of Los Angeles, and each party agrees to comply in all respects with any award made in such proceeding and to the entry of a judgment in any jurisdiction upon any award rendered in such proceeding. All costs and expenses of arbitration shall be borne by the Company. The losing party in such arbitration, or as otherwise directed by the arbitrator or arbitrators, shall pay the prevailing party's reasonable attorneys' fees incurred in connection therewith.

            13.   Benitec

                  a. Peacock agrees that for a period of two years from the date he executes this Agreement, he will not accept employment or consult with Benitec Ltd. ("Benitec"), or any entity at least 50% of which Benitec owns, including owned through a Benitec subsidiary. If Benitec acquires a 50% or greater interest in a company for which

Peacock is already employed, he may continue his employment with such company, provided Peacock is not aware that such company was established with a plan to be owned 50% or more by Benitec.

                  b. Peacock acknowledges and agrees that his breach of this provision regarding Benitec may cause the Company great or irreparable injury, that it may be extremely difficult to ascertain the amount of compensation which would afford the Company adequate relief from such a breach, that pecuniary compensation alone would not afford adequate relief, and that in the event Peacock commits such a breach of this provision, the Company will be entitled to seek the remedy of injunctive relief, in addition to any and all other legal or equitable remedies, to restrain and enjoin him from being employed by or consulting for Benitec or any company of which Benitec owns at least 50%.

            14.   Company 10-K and 10-Q

            Provided that the Company's independent auditor, BDO Seidman, LLP ("BDO"), has completed its audit of the Company's 2003 financial statements and issued its audit report related to such financial statements, Peacock agrees to certify, as the Company's Chief Financial Officer, the Company's 2003 Annual Report on Form 10-K (the "10-K"). Furthermore, provided that BDO has completed its quarterly review of the Company's first quarter 2004 financial statements and issued its review report, Peacock agrees to certify, as the Company's Chief Financial Officer, the Company's Quarterly Report on Form 10-Q for the first quarter of 2004 (the "10-Q").

            15.   Additional Representations and Obligations

                  a. The Parties represent and warrant that they have not assigned or in any way conveyed, transferred or encumbered all or any portion of the claims released or rights covered by this Agreement.

                  b. Peacock represents and warrants that he or others have disclosed to the Company's Governance or Audit Committee all material areas of conduct, of which Peacock is aware, engaged in by the Company or its officers, directors or employees, that Peacock believes are relevant to the Company's Governance and Audit Committee investigations of the propriety of Company conduct. This representation and warranty does not include Peacock's contentions regarding his constructive discharge, which the Company denies, and which are among the claims released herein.

                  c. The Parties represent and warrant that they have not filed or requested to be filed or initiated any administrative charges or claims or legal actions against any of the Released Company Parties or Released Peacock Parties, including without limitation any state or federal court actions, any workers' compensation or disability claims or any equal employment opportunity complaint.

                  d. The Parties agree and promise that they will not file any charge, claim, suit, or action to pursue any claims released herein. If any court of law or federal, state, or local administrative agency assumes jurisdiction of any charge, claim, suit, or action on behalf of any of the Parties based on the matters released herein, the Parties agree to direct that court, board or agency to withdraw from, or to dismiss, the charge, claim, suit, or action with prejudice.

                  e. The Parties agree that if any of them commences, joins in, or in any manner attempts to assert a claim released by this Agreement, he/it shall pay to the other Party or Released Party against whom such claim is released all costs and expenses, including all attorneys' fees, which that Party or Released Party incurs in defending against such a claim.

                  f. The Company represents and warrants that the Board of Directors has approved this Agreement, and that the individual executing this Agreement on behalf of the Company is fully authorized and empowered to do so and to bind the Company.

            16.   Miscellaneous Provisions

                  a. This Agreement is entered into in settlement and compromise of disputed claims between the Parties and does not constitute and shall not be construed as an admission by any of the Parties of any liability or of any fact or matter whatsoever.

                  b. If any portion, provision or part of this Agreement is held, determined or adjudicated to be invalid, unenforceable or void for any reason, each such portion, provision or part shall be severed from the remaining portions, provisions or parts of this Agreement and shall not affect the validity or enforceability of such remaining portions, provisions or parts.

                  c. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, successors and assigns.

                  d. This Agreement shall be construed under and enforced in accordance with the substantive laws of the State of California.

                  e. This Agreement sets forth the entire agreement among the Parties and supersedes all prior oral or written agreements, negotiations, discussions, or understandings concerning the subject matter hereof, including but not limited to the Employment Agreement, except that the terms of the Company's stock option plan and Peacock's stock option agreement, as amended in accordance with the terms of this Agreement, shall govern disposition of the stock options awarded to Peacock, except as expressly modified by this Agreement. The terms of the escrow regarding payment to be made in Paragraph 1(c) shall govern the escrow as long as it is consistent with Paragraph 1(c). The terms of this Agreement may not be altered, amended, waived or modified, except by a further written agreement signed by all of the Parties.

                  f. This Agreement may be executed in counterparts (and exchanged via telecopier), each of which shall constitute an original, but all of which shall constitute one and the same agreement, provided that each signing party shall have received a copy of the signature page signed by the other party.

                  g. The Parties to this Agreement each cooperated in its drafting and preparation. Thus, the language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning and not strictly for or against any party as the drafter thereof.

                  h. Each party agrees to make, execute and deliver such other instruments or documents, and to do or cause to be done such further or additional acts, as reasonably may be necessary in order to effectuate the purposes or to implement the terms of this Agreement.

                  i. No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

                  j. Section headings in this Agreement are included for convenience of reference only.

                  k. Any notices, demands, request or other communications that any party desires or is required to deliver to any other party pursuant to this Agreement shall be in writing and shall be delivered in a sealed envelope marked "Confidential - To Be Opened by Addressee Only" by hand delivery or overnight delivery (through a nationally recognized courier, such as UPS or Federal Express) to the addresses set forth below. Unless notice of a different address has been given in accordance with this paragraph, all such notices shall be addressed as follows:

            To the Company:         CytRx Corporation
                                    Steve Kriegsman, CEO
                                    11726 San Vicente Blvd., Suite 650
                                    Los Angeles, CA 90049

            To Peacock:             Kirk Peacock
                                    To the address set forth in the
                                    Company's payroll records

                  l. If any action (including but not limited to any arbitration) is brought to enforce or interpret any provision of this Agreement, or the rights or obligations of any party hereunder, the prevailing party shall be entitled to recover, as an element of such party's costs of suit, and not as damages, all reasonable outside attorneys' fees and costs incurred or sustained by such prevailing party in connection with such action, including, without limitation, legal fees and costs. The "prevailing party" shall be defined as the party who is entitled to recover his or its costs of suit.

                  m. The Parties hereto, and each of them, represent and declare that in executing this Agreement, they rely solely upon their own judgments, beliefs and knowledge, and on the advice and recommendations of their own independently selected counsel, concerning the nature, extent and duration of their rights and claims and that they have not been influenced to any extent whatsoever in executing the same by any representations or statements covering any matters made by any of the Parties hereto or by any person representing them or any of them. The Parties acknowledge that no party hereto nor any of their representatives has made any promise, representation or warranty whatsoever, written or oral, as any inducement to enter into this Agreement, except as expressly set forth in this Agreement.

                  n. The Parties, and each of them, further represent and warrant that they have carefully read this Agreement and know and understand the contents thereof, and that they signed this Agreement freely and voluntarily.

                  o. Each party to this Agreement has made such investigation of the facts pertaining to this Agreement and of all matters pertaining thereto as he, she or it deems necessary.

                  p. In entering into this Agreement, each party assumes the risk of any misrepresentation, concealment or mistake. If any party should subsequently discover that any fact relied upon by him, her or it, or that his, her or its understanding of the facts or of the law was incorrect, such party shall not be entitled to any relief in such connection or otherwise, including, without limiting the generality of the foregoing, any alleged right or claim to set aside or rescind this Agreement. This Agreement is intended to be and is final and binding between the Parties hereto with respect to released claims, regardless of any claims of misrepresentation, promise made without the intention of performing, concealment of fact, mistake of fact or law, or of any other circumstance whatsoever.

                  q. Except as provided in Paragraph 1(f), the Parties are each solely responsible for their own attorneys' fees and costs incurred before, from and after the date of this Agreement, and at all times thereafter, except as may be awarded in connection with any proceedings arising regarding enforcement, interpretation, implementation or modifiability of the Agreement.

                  r. The representations, warranties and covenants contained in this Agreement are deemed to and shall survive the execution and delivery of this Agreement by all of the Parties.

                  s. THE PARTIES REPRESENT AND WARRANT THAT THEY HAVE THOROUGHLY READ AND CONSIDERED ALL ASPECTS OF THIS AGREEMENT, THAT THEY UNDERSTAND ALL PROVISIONS OF THIS AGREEMENT, THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL THROUGHOUT THIS PROCESS AND THAT THEY ARE VOLUNTARILY ENTERING INTO THE AGREEMENT OF THEIR OWN FREE WILL, WITHOUT DURESS OR COERCION OF ANY KIND.

Dated: May 12, 2004                  C. KIRK PEACOCK, AN INDIVIDUAL

                                     /s/ C. Kirk Peacock
                                     -------------------------------------------

Dated: May  12, 2004                 CYTRX CORPORATION

                                     By:   Steven A. Kriegsman
                                         ---------------------------------------
                                           Steven A. Kriegsman
                                           President and Chief Executive Officer

                                   EXHIBIT A

     Supplemental Mutual General Releases and Civil Code Section 1542 Waivers

                  Supplemental General Release by Mr. Peacock

            Except for the obligations set forth in the Mutual General Release and Severance Agreement executed by Peacock and the Company (the "Agreement") and these supplemental general releases and Civil Code Section 1542 waivers (the "Release"), and those claims expressly reserved thereby, Peacock on behalf of himself, his attorneys and agents, hereby releases, acquits and forever discharges the Company and all of its current or former shareholders, officers, directors, agents, attorneys, employees, representatives, predecessors-in-interest, successors and assigns, and all individuals or entities acting by, through, under or in concert with any of them (collectively, the "Released Company Parties"), from any and all charges, controversies, claims, wages, rights, agreements, actions, costs or expenses, causes of action, obligations, damages, losses, promises and liabilities of whatever kind or nature (such as claims for emotional distress, wages and attorneys' fees), in law or equity or otherwise, whether known or unknown, suspected or unsuspected, from the beginning of time to the date he signs this Release, provided, however, that nothing in this Release shall be deemed a release of the following claims:
(a) claims for defense and indemnification to which Peacock may be entitled pursuant to common or statutory law, including but not limited to Labor Code
Section 2802 or Corporations Code Section 317, by virtue of his role as an employee or officer of the Company; (b) claims for outstanding, unpaid medical expenses submitted to the Company's medical insurance plan; (c) claims for amounts to be paid and stock options awarded pursuant to this Agreement; and (d) claims to enforce the Agreement or this Release.

            Peacock expressly agrees that, other than those claims expressly reserved in the Agreement and this Release, this Release extends to all claims of every nature and kind, known or unknown, suspected or unsuspected, vested or contingent, past, present or future, arising from or attributable to any alleged act or omission of the Released Parties or their respective agents or representatives, occurring prior to the execution of this Release, including, without limitation, claims arising from the employment by, or the termination of Peacock's employment with, any of the Released Parties.

                  Supplemental General Release by the Company

            Except for the obligations set forth in the Agreement and this Release, the Company, on behalf of itself, his attorneys, its officers, directors and agents, acquits and forever discharges Peacock and his representatives, agents and assigns (collectively, the "Released Peacock Parties"), from any and all charges, controversies, claims, wages, rights, agreements, actions, costs or expenses, causes of action, obligations, damages, losses, promises and liabilities of whatever kind or nature (such as claims for attorneys' fees), in law or equity or otherwise, whether known or unknown, suspected or unsuspected, from the beginning of time to the date it signs this Release, provided, however, that nothing in this Release shall be deemed a release of the following claims: (a) claims for defense and indemnification to which the Company may be entitled pursuant to common or statutory law by reason of its role as Peacock's employer; and (b) claims to enforce the Agreement or this Release.


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
            The Company, its attorneys, officers, directors, and agents expressly agree that the Agreement and this Release extend to all claims of every nature and kind, known or unknown, suspected or unsuspected, vested or contingent, past, present or future, arising from or attributable to any alleged act or omission of Peacock occurring prior to the execution of this Release, including, without limitation, claims arising from Peacock's employment.

                  Supplemental Civil Code Section 1542 Waiver

            The Parties are aware of and have been advised by counsel of California Civil Code Section 1542, which provides as follows:

            "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HER SETTLEMENT WITH THE DEBTOR."

            With full awareness and understanding of this provision, as to the claims released by this Release, the Parties hereby waive all rights, that this provision or any comparable provision under any state or federal law may give to them. They intend the mutual general releases set forth in this Release to apply to claims which they do not presently know to exist at this time. They understand that the facts with respect to which this Release is given may hereafter prove to be different from the facts now known or believed by them (other than as to representations and warranties contained herein), and they hereby accept and assume the risk thereof and agree that this Release shall be and shall remain, in all respects, effective and not subject to termination or rescission by reason of any such difference in facts.

                    Representation and Warranty of No Fraud

            By signing this Release, in exchange for the Company's release of unknown claims by waiving Civil Code section 1542 above, Peacock represents and warrants that up to the time of this Release, he did not engage in fraud or other intentionally unlawful conduct relating in any way to, or arising from or in connection with, his employment with the Company. The Company represents and warrants that it is not aware of any fraud or other intentionally unlawful conduct by Peacock with respect to performance of his duties for the Company.

Dated:          , 2004             C. KIRK PEACOCK, AN INDIVIDUAL
        --------


                                   ---------------------------------------------

Dated:  May 12, 2004               CYTRX CORPORATION

                                   By: /s/ Steven A. Kriegsman
                                       -----------------------------------------
                                           Steven A. Kriegsman
                                           President and Chief Executive Officer


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
                                   EXHIBIT B

                              Letter of Reference

                      [to be typed on Company letterhead]

                                      Date

Name
Company
Address
City, State Zip

Re: C. Kirk Peacock

Dear Name:

      I am writing to provide a reference for C. Kirk Peacock.

      Kirk Peacock was employed by CytRx Corporation (the "Company") and held the title Chief Financial Officer during his employment. During the term of Mr. Peacock's employment, he was responsible for finance, accounting and treasury functions. Mr. Peacock played a significant and valuable role as a member of the Company's senior management team. The Company valued not only his financial skills, which are extremely high, but also his strategic insights and business acumen.

      We wish Mr. Peacock the best in his future endeavors.

                                   Sincerely,




                                   Authorized Officer


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